                                                                    EXHIBIT 10.6

                        TRANSITION EMPLOYMENT AGREEMENT
                        ===============================


     This TRANSITION EMPLOYMENT AGREEMENT ("Agreement") is made and entered into by and between LEE R. REDMOND III ("Executive") and KAISER VENTURES INC. (the "Company") as of January 6, 2000.

                                    Recitals

     A. Executive is currently employed with the Company pursuant to the terms of that certain Employment Agreement between the Company and Executive dated effective June 17, 1996 (the "1996 Employment Agreement").

     B. The Company and Executive have mutually agreed to wind-down Executive's time commitment to the Company, eventually resulting in Executive terminating his employment with the Company. The Company and Executive have agreed to terminate and supercede the 1996 Employment Agreement by this Agreement.

     NOW, THEREFORE, based upon the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company agree as follows:

     1. Acknowledgment of Recitals. Executive and the Company agree and acknowledge that the facts set forth in the Recitals above are true and correct and are incorporated herein by this reference.

     2. Employment Position and Duties. During Executive's employment by the Company, Executive shall continue to serve as the Company's Sr. Vice President of Real Estate and shall perform the duties and be responsible for the items described on Exhibit "A" attached hereto and incorporated herein by this reference, subject to the limitations that may reasonably arise due to his reduced time commitment to the Company.

     3.   Time Commitment by Executive.

          (a) Effective as of January 15, 2000, through the earlier of: (i) April 30, 2000; or (ii) upon the close of the real estate transaction between the Company and Ontario Ventures I, LLC pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated October 19, 1999, as it may be amended (the "Ontario Ventures Sale", Executive's time commitment to the Company shall be reduced to one-half time ("Half-Time Work Period"). During the period of Executive's half-time commitment to the Company, Executive shall be in and conduct work out of the Company's corporate offices a minimum of two (2) days per week, generally on Tuesday and Thursday of each week, or such other mutually acceptable arrangement for sixteen (16) hours of work in and conducted out of the Company's corporate offices. Executive need not be in and conduct work out of the Company's corporate offices for the balance of his reduced time commitment unless reasonably required to perform his duties.

          (b) Effective as of May 1, 2000, through the earlier of: (i) August 31, 2000; or (ii) the close of the Ontario Ventures Sale or the close of a sale of substantially all the Company's mill site real estate to a party other than Ontario Ventures I, LLC ("New Party Sale"), Executive's time commitment to the Company shall be reduced to one-quarter time ("Quarter Time Work Period"). During the period of Executive's Quarter Time commitment to the Company, Executive shall be in and conduct work out of the Company's corporate offices a minimum of two (2) half

                                   Page 1-7
days, generally on Tuesday and Thursday of each week, or at the Company's option, one full day, either a Tuesday, Wednesday or Thursday of each week, or such other mutually acceptable arrangement for eight (8) hours of work in and conducted out of the Company's corporate offices. Executive need not be in and conduct work out of the Company's offices for the balance of his one-quarter time commitment unless reasonably required to perform his duties.

          (c) Upon the earlier of: (i) August 31, 2000; or (ii) the closing of the Ontario Ventures Sale or a New Party Sale, Executive employment with the Company shall terminate. Upon the termination of employment, Executive agrees that he shall perform consulting services for the Company through December 31, 2000 as more particularly described in Paragraph 8 below.

     When not working for the Company, Executive shall be free to engage in other employment and business, provided such do not interfere with Executive's work for the Company as provided in this Agreement.

     4. Executive's Base Compensation. While an employee of the Company, the Company shall pay Executive based upon his current annual salary of $173,099 as follows:

          (a) Through January 15, 2000, Executive shall be paid based upon his current annual salary;

          (b) During the Half-Time Work Period, Executive shall be paid based upon fifty percent (50%) of his current annual salary;

          (c) During the Quarter-Time Work Period, Executive shall be paid based upon twenty five percent (25%) of his current annual salary.

          All payments to Executive (including salary, bonus and severance payments) shall be made in accordance with the Company's normal payroll procedures and shall be less all appropriate deductions, such as social security, federal and state income tax withholding, medical and life insurance premiums.

     5. Benefits. Executive will continue to receive his regular auto allowance benefit through the Half-Time Work Period, but such benefit shall terminate upon commencement of the Quarter-Time Executive Work Period. Unless Executive is terminated for cause, as defined in the Agreement, or unless Executive voluntarily terminates his employment, Executive will continue to receive medical, dental, life and disability insurance benefits at the Company's expense through the earlier of: (i) one year after termination of employment or
(ii) August 31, 2001, subject to Executive's payment of any necessary premium participation (currently $90.00 per month) or deductible as applicable to other employees of the Company; provided, however, Executive shall have the ability to terminate receipt of any benefit upon written notice to the Company. It may be necessary for Executive to elect to receive health benefits pursuant to COBRA. If a COBRA election is necessary, the Company will pay the necessary COBRA premiums less Executive's normal monthly premium participation for one year. After January 15, 2000 Executive will not accrue any vacation. Upon termination of employment, Executive will not be able to participate in the Company's 401(k), Money Purchase Pension Plan, and Supplemental Executive Retirement Plan. All benefits will terminate upon Executive voluntarily terminating his employment or upon Executive's termination for cause.

     6. Bonuses. Executive shall be paid a cash bonus of $86,500 on or about January 7, 2000 as his 1999 year end bonus. If the Ontario Ventures Sale or a New Party Sale is closed on or before May 31, 2000, Executive shall be paid an additional bonus of $57,500. After May 31, 2000,

                                   Page 2-7
provided there is a closing of the Ontario Ventures Sale or a New Party Sale, the bonus shall be reduced by one-seventh (1/7) per month through the month of the closing, if a closing occurs. For example, if the Ontario Ventures Sale closes in September 2000, Executive's bonus would be reduced by four-sevenths (4/7) for the months of May, June, July and August, resulting in a bonus due Executive of $24,642.80. After December 31, 2000, Executive shall be paid no additional bonus.

     7. Severance. Upon Executive's termination of employment, except for cause as defined in this Agreement, and except for his voluntary termination of employment, Executive shall be paid the following as severance benefits:

          (a) any accrued and unused vacation as of January 15, 2000, as per Kaiser's corporate records; plus

          (b) $243,307.04 (representing one year's annual base salary plus an amount representing the average percentage bonus over five (5) years ending for the 1999 bonus year, plus one year's car allowance) if, and only if, the Ontario Ventures Sale or a New Party Sale is closed on or prior to August 31, 2000; or

          (c) $121,653.52 (representing 50% of the full severance payment specified in subparagraph 7(b) above) if, and only if, the Ontario Ventures Sale or a New Party Sale is closed after August 31, 2000, but on or before December 31, 2000.

     If the Ontario Ventures Sale or a New Party Sale does not close on or before December 31, 2000, Executive shall be paid no cash severance by the Company, except for any accrued and unused vacation.

     8. Consulting. After August 31, 2000, if there has been no closing on the Ontario Ventures Sale or a New Party Sale, Executive shall, provided the Company is in compliance with the terms of this Agreement, make himself available through December 31, 2000, for reasonable periods of time as a consultant to the Company. Executive shall be paid at such hourly or daily rate, plus reimbursement of expenses, as the Company and Executive may agree upon.

     9. Death Benefits. In the event of Executive's death, the Company shall pay to Executive's personal representative or his estate, Executive's salary and benefits through the end of the month in which the death occurs. Executive's estate or personal representative shall have at least one (1) year after the date of Executive's death while in the employment of the Company in which to exercise all vested Stock Options.

     10. Disability Benefits. In the event of the disability of Executive for any reason, the Company shall continue to pay to Executive his salary and benefits as provided herein, less short-term disability payments until long-term disability payments are made to Executive, but in no event shall such salary and benefit payments continue for longer than six (6) months from the date of disability.

     11. Stock Options. Executive holds options to purchase common stock of the Company as listed in Exhibit "B" attached hereto and incorporated herein by this reference (collectively the "Stock Options"). All of Executive's Stock Option are vested. All Stock Options held by Executive shall be exercisable for a period of two years after Executive's termination of employment with the Company (i.e., the last possible exercise date would be August 31, 2002, if Executive's employment does not terminate earlier than its scheduled date of August 31, 2000). The Company makes no representation to Executive that any of the Stock Options qualify as "Incentive Stock Options".

                                   Page 3-7

     12. 401(k) Loan. At the time of the termination of Executive's employment, Executive and the Company shall determine the manner in which Executive desires to repay his existing 401(k) loan. Executive acknowledges that the failure to repay the 401(k) loan will result in the principal amount of the loan being deemed a distribution to Executive. In such an event, Executive acknowledges and understands that he will be responsible for the payment of all income taxes and penalties on the amount of such distribution.

     13. Indemnification. The Company shall continue to indemnify Executive in accordance with the standards, terms and limitations of: (i) the Company's Restated Certificate of Incorporation as in effect on the date hereof to the same extent as if Executive had remained an officer of the Company; (ii) the Company's Bylaws in effect on the date hereof to the same extent as if Executive had remained an officer; and (iii) the Indemnification Agreement dated effective June 27, 1994 between the Company and Executive.

     14. Surrender of Company Property. Upon termination of his employment, Executive shall immediately return to the Company equipment, materials, credit cards, and other items belonging to the Company.

     15. General Release. Upon the termination of Executive's employment, he and the Company shall execute and deliver the general release and agreement attached hereto as Exhibit "C".

     16. Independent Judgment Made by Executive. Executive represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement of the Company or by any of the Company's employees, agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement.

     17. Conduct. Executive agrees that he will not speak disparagingly of any of the Company, its employees and duties, and the Company agrees it will not speak disparagingly about Executive. If requested by Executive, the Company will provide Executive a reference letter as mutually determined by the Company's President and Chief Executive Officer and Executive.

     18.  General Confidentiality.

          a.  Executive's Obligations.  Executive agrees that (a) except as
              -----------------------
provided in this Agreement Executive shall maintain the confidential nature of any Proprietary Information received or acquired by him, and (b) Executive shall use such Proprietary Information solely for the purpose of meeting his obligations under this Agreement and not in connection with any other business or activity. "Proprietary Information" means all oral, written or recorded information about or related to the Company or any of its Affiliates or its or their technology, assets, liabilities, or business, whether acquired before or after the date hereof, and regardless of the manner in which it is acquired, together with any documents or other materials prepared by Executive which contain or reflect such information. After termination of employment upon demand of the Company, Executive agrees to return or destroy any and all materials containing any Proprietary Information.

          b.  The Company's Obligations.  The Company agrees that it shall
              -------------------------
maintain and provide information regarding Executive in accordance with generally accepted industry and business practices.

          c.  Limitations on Confidential Obligations and Use Restrictions.  The
              ------------------------------------------------------------
restrictions in Paragraph 18(a) above do not apply to information which the Executive can demonstrate (i) is

                                   Page 4-7
then in the public domain by acts not attributable to Executive or (ii) is hereafter received on an unrestricted basis by such Executive from a third party source who, to Executive's knowledge after due inquiry, is not and was not bound by confidentiality obligations to the Company or any Affiliate thereof. In addition, Executive and the Company are permitted to disclose any Proprietary Information that is necessary in the defense or prosecution of any legal action.

          d.  Actions if Disclosure Required.  If Executive is required by law
              ------------------------------
to make any disclosure otherwise prohibited hereunder, such party shall use its best efforts to provide the other with prompt prior notice where possible so that (a) the other party (with the reasonable cooperation of the party required to make such disclosure) may seek an appropriate protection order or other remedy and/or (b) the parties can seek in good faith to agree on the appropriate scope and approach to disclosure. If a protective order or other remedy is not obtained, the party required to make such disclosure may furnish only that portion of information protected hereby which it is legally compelled to disclose and shall use its reasonable efforts to obtain confidential treatment for all information so disclosed.

          e.  Injunction.  Each party agrees that remedies at law may be
              ----------
inadequate to protect against breach of this Paragraph 18, and hereby agrees to the granting of injunctive relief without proof of actual damage.

     19. Expenses. It is further agreed for the above consideration that Executive and the Company will bear their own costs, expenses and attorneys' fees in connection with the negotiation and execution on this Agreement and all the events and circumstances which form the basis for execution of this Agreement.

     20. Opportunity to Consult with Attorney. Executive hereby warrants that prior to the execution of this Agreement, he was given the opportunity to consult with an attorney of his own choosing and review the contents and legal effect of this Agreement with an attorney and is executing this Agreement voluntarily, with full and complete knowledge of the legal and binding effect of this Agreement.

     21. No Admission of Liability. This Agreement shall not in any way be construed as an admission by either the Company or Executive that they respectively have acted wrongfully or have any rights whatsoever against each other except as expressly provided herein.

     22. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

     23. Termination for Cause. If the Company elects to terminate Executive's employment for cause (as defined below), Executive's employment will terminate on the date fixed for termination by the Company and thereafter the Company will not be obligated to pay Executive any additional compensation, other than the compensation due and owing up to the date of termination and as may be required by law. After such termination, Executive shall be entitled, for a period of one hundred twenty (120) days, to exercise any stock options or other stock related incentives that are vested as of the date of termination.

     24. Definition of "Cause." "Cause" for the purposes of this Agreement shall mean any of the following:

          a. Willful breach by Executive of any provision of this Agreement, provided, however, if the breach is not a material breach, the Company shall give Executive written notice of such breach and Executive shall have thirty
(30) days in which to cure such breach.  No written

                                   Page 5-7
notice or cure period shall be required in the event of a willful and material breach of this Agreement by Executive;

          b. Gross negligence or dishonesty in the performance of Executive's duties or responsibilities hereunder;

          c. Engaging in conduct or activities or holding any position that materially conflicts with the interest of, or materially interferes with Executive's duties and responsibilities to the Company or its Affiliates; or

          d. Engaging in conduct which is materially detrimental to the business of the Company or its Affiliates.

     25. Voluntary Termination. In the event of Executive's voluntary termination of employment, the Company shall not be obligated to pay Executive any additional compensation, other than the compensation due and owing as through the date of termination and as may be required by law. After such termination, Executive shall be entitled for a period of one hundred twenty
(120) days to exercise any stock options or other stock related incentives that are vested as of the date of termination.

     26. Entire Agreement. This Agreement, the exhibits hereto, and all other documents referred to herein, (including, but not limited to, the agreements for the Stock Options and the stock option or stock plans covering the Stock Options, the Indemnification Agreement, the Company's 401(k) Plan, the Company's Money Purchase Plan, and the Company's Supplemental Executive Retirement Plan) sets forth the entire agreement between the parties hereto, with respect to the subject matters covered by this Agreement, and the prevailing party shall be reimbursed for all reasonable costs incurred in such legal action, including reasonable attorneys' fees in such action.

     27. Employment Agreement Termination. The 1996 Employment Agreement is terminated and superceded by this Agreement.

     28. Headings. The headings throughout this Agreement are for convenience and reference only and they shall not be construed to add to or limit the meaning of any provision of this Agreement.

     29. Definition of the Company. For purpose of this Agreement, all references to the Company shall be deemed to include all affiliates and subsidiaries of the Company.

     30. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     31. Arbitration of Disputes. If Executive and the Company cannot resolve a dispute (whether arising in contract or tort or any other legal theory, whether based on federal, state or local statute or common law and regardless of the identities of any other defendants) that in any way relates to or arises out of this Agreement, the termination of Executive's employment relationship with the Company or any Affiliate thereof, (without limiting the generality of any other Paragraph herein), then such dispute shall be settled as follows:

          a. The Company and Executive agree to jointly select a judicial officer who is affiliated with the Judicial Arbitration and Mediation Service, or such other equivalent organization as the Company and Executive may mutually select, to act as the trier of fact and judicial officer in such dispute resolution;

                                   Page 6-7

          b. If the Company and Executive are unable to agree upon a particular judicial officer, then the decision shall be made by the chief executive officer of the Judicial Arbitration and Mediation Service, after consulting with the Company and Executive;

          c. The Company and Executive shall have the same rights of discovery as if the dispute were being resolved in the Superior Court of the State of California. However, the judicial officer shall, on his own motion, or the request of either the Company and Executive, have the authority to extend or reduce the time periods therefor; and,

          d. The judicial officer serving hereunder shall be designated as a referee under the provisions of Title VIII, Chapter 6 of the California Code of Civil Procedure (Sections 638 through 645. 1, inclusive). Payment for the services of the judicial officer and the rights and procedure of appeal, and/or other review of the decision, shall be made as provided in such sections.

          The judicial officer shall have the right to grant injunctive relief, specific performance and other equitable remedies.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year written above notwithstanding the actual date of signature.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS.

Executed at Ontario, California.                Executed at Ontario, California.

Dated:                                          Dated:
        -------------------------------                 ------------------------

"Executive"                                     "COMPANY"
Lee R. Redmond III                              Kaiser Ventures Inc.

By:  /s/ Lee R. Redmond                         By: /s/ Richard E. Stoddard
     ----------------------------------             ----------------------------
                                                    Richard E. Stoddard
                                                    President & CEO

                                                Dated:
                                                       -------------------------

                                                By: /s/ Todd G. Cole
                                                    ----------------------------
                                                    Todd G. Cole, Chairman,
                                                    Human Relations Committee

                                   Page 7-7

                                  Exhibit "A"
                                  ===========

                              LEE R. REDMOND III
                      Senior Vice President - Real Estate


     This position reports to the Chief Executive Officer and the Chief Operating Officer of the Corporation.

Responsibilities

     This position has responsibility for all facets of the development and redevelopment of the primary real estate assets in Fontana, and ultimately the development for the Eagle Mountain Townsite and Lake Tamarisk. This involves primary oversight of all interim land use activities, property management functions, coordination with joint venture partners involved in the real estate, and a lead role in overall development, remediation, permitting, infrastructure development, financing and marketing.

     . Participate in the investigation and decision making process in using our land to enter new business opportunities.
     . Primary responsibility for dealing with County, City and State regulatory agencies, i.e., County Planning Department, City and County redevelopment agencies and the DTSC.
     . Assist senior management in analyzing, evaluating and pursuing business and growth opportunities.

                                  Exhibit "B"
                                  ===========

                                 Stock Options

     Grant Date                   Exercise $                  # Of Shares
     ----------                   ----------                  -----------

     06/10/94                       11.625                       26,000
     01/15/96                       12.000                       25,000
     06/17/96                       10.500                       75,000

                                  Exhibit "C"
                                  ===========

                           General Release Agreement


     This GENERAL RELEASE AGREEMENT ("Agreement") is made and entered into the ____ day of _________, 2000, by and between KAISER VENTURES INC. (the "Company") and LEE R. REDMOND III ("Executive").

     1. Executive represents that he has not filed any complaints, or charges or lawsuits against the Company with any governmental agency or any court, and that he will not do so at any time hereinafter; provided, however, this shall not limit Executive from commencing legal action in arbitration for the sole purpose of enforcing Executive's rights under this Agreement and the Transition Employment Agreement between Executive and the Company dated as of January 6, 2000 (the "Employment Agreement"), and the other agreements referenced in Paragraph 26 of the Employment Agreement, or from seeking unemployment compensation.

     2. General Release by Executive. As a material inducement to this Agreement, Executive, individually, and his successors, assigns, heirs, and agents, and each and all of them, agree to fully and forever release and discharge the Company, its subsidiaries, and affiliates, and each of their respective officers, directors, stockholders, employees, agents, and attorneys (collectively "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including whatsoever, known or unknown, suspected or unsuspected, including, but not limited to, rights under federal, state or local laws prohibiting age or other forms of discrimination, claims growing out of any legal restrictions on the Company's right to terminate its employees, including, but not limited to, Executive's employment with the Company, the termination of or separation from that employment ("Claim" or "Claims"), which Executive now has, owns or holds, or claims to have, own or hold, or which Executive at any time heretofore had, owned or held, or claims to have, own or had, or which Executive at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of the Releasees. Notwithstanding the foregoing, Executive reserves all rights arising out of any breach of this Agreement, the Employment Agreement and the other agreements, referenced herein as described in Paragraph 26 of the Employment Agreement.

     3. Scope of Executive's Release. Executive understands and agrees that the foregoing Paragraph 2 is a release and discharge of all claims (except for those relating to any breach by the Company of this Agreement, the Employment Agreement and the other agreements referenced herein as described in Paragraph 26 of the Employment Agreement) including, but not limited to:

          (a) all causes of action of any nature or kind including, but not limited to, all claims or charges of wrongful discharge, infliction of emotional distress, breach of contract, or discrimination or harassment on the basis of race, sex, age, religion, national origin, handicap, marital status or any other protected classification under federal, state and/or local law; and

          (b) all claims of every nature and kind, known or unknown, suspected or unsuspected. Executive acknowledges that he may hereafter discover facts different from, or in addition to, or those which he knows or believes to be true with respect to his employment with the Company or this Agreement, and agrees that this Agreement and the release contained herein shall be and remain effective and binding in all respects notwithstanding such difference or additional facts or the discovery thereof.

     4. Waiver of Certain Rights. Executive expressly waives or relinquishes all rights and benefits afforded by section 1542 of the Civil Code of the State
                                                        -----------------------
of California, and does so understanding and acknowledging the significance of
-------------
such specific waiver of Section 1542.  Section 1542 of the Civil Code of the
                                                           -----------------
State of California states as follows:
-------------------

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by his must have materially affected his settlement with the debtor."

     Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which Executive does not know or suspect to exist in his favor, at the time of execution hereof, and that this Agreement and contemplates the extinguishment of any such Claim or Claims, except as expressly reserved in Paragraphs 2 and 3 above.

     5. General Release by the Company. Subject to the terms and conditions of this Agreement, the Company, its successors, assigns, subsidiaries, affiliates and each of their respective officers, directors, stockholders, employees, agents and attorneys, and each and all of them, agree to fully and forever release and discharge Executive, individually, and his successors, heirs and agents, and attorneys (collectively "Executive Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including whatsoever, known or unknown, suspected or unsuspected, ("Claim" or "Claims"), which the Company now has, owns or holds, or claims to have, own or hold, or which the Company at any time heretofore had, owned or held, or claims to have, own or had, or which the Company at any time hereinafter may have, own or hold, or claim to have, own or hold against each or any of the Executive Releasees. Notwithstanding the foregoing, the Company reserves all rights arising out of any breach by Executive of this Agreement, the Employment Agreement, the Indemnification Agreement, and any other agreement referenced herein as described in Paragraph 26 of the Employment Agreement, or as a result of any criminal or fraudulent misconduct by Executive.

     6. Waiver of Certain Rights by the Company. The Company expressly waives or relinquishes all rights and benefits afforded by section 1542 of the Civil
                                                                        -----
Code of the State of California, and does so understanding and acknowledging the
-------------------------------
significance of such specific waiver of Section 1542.  Section 1542 of the Civil
                                                                           -----
Code of the State of California states as follows:
-------------------------------

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by his must have materially affected his settlement with the debtor."

     Thus, notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release and discharge of the Releasees, the Company expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all Claims which the Company does not know or suspect to exist in its favor, at the time of execution hereof, and that this Agreement and contemplates the extinguishment of any such Claim or Claims, except as expressly reserved in Paragraph 15 above.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.


"Executive"                                     the "Company"
                                                Kaiser Ventures Inc.


By:___________________________                  By:________________________
   Lee R. Redmond III                              Richard E. Stoddard
                                                   CEO & President